Exhibit 10.2

(15A-Option-BOD)

GREEN MOUNTAIN COFFEE ROASTERS, INC.
NONQUALIFIED STOCK OPTION AWARD AGREEMENT

This Stock Option Agreement (this “Agreement”) is made and entered into as of [•] (the “Grant Date”) by and between Green Mountain Coffee Roasters, Inc. (the “Company”) and [•] (the “Participant”), pursuant to the terms of the Green Mountain Coffee Roasters, Inc. 2006 Incentive Plan (as amended from time to time, the “Plan”).

Participant:	<<Participant Name>> (the “Participant”)
Grant Date:	<<Grant Date>> (the “Grant Date”)
Expiration Date:	<<Expiration Date>> (the “Expiration Date”)
Exercise Price per Share:	$<<[•]>> (the “Exercise Price”)
Number of Option Shares:	<<[•]>> (the “Option Shares”)
Type of Option:	Nonqualified Stock Option
Vesting:	The Option is fully vested and exercisable as of the Grant Date.

1.     Grant of Option.

1.1     Grant; Type of Option.  The Company hereby grants to the Participant an award (the “Award”) consisting of an option to purchase, on the terms provided in this Agreement and in the Plan, up to the total number of shares of Stock set forth above (each, an “Option Share,” or together, the “Option Shares”), at the Exercise Price set forth above (the “Option”).  The Option is intended to be, and is hereby designated, a nonqualified Stock Option, that is, a Stock Option that does not qualify as an incentive stock option under Section 422.

1.2     Expiration.  The Option will expire on the Expiration Date set forth above, or earlier as provided in this Agreement or the Plan.

2.     Award Subject to Plan.  The Award is subject in its entirety to the provisions of the Plan, which are incorporated herein by reference.  In the event of any conflict, the terms of the Plan will control.  Capitalized terms not explicitly defined in this Agreement but defined in the Plan will have the meanings ascribed to them in the Plan.

3.     Rights as Shareholder; Limits on Transfer, Exercise.  The Participant will not have any rights of a shareholder with respect to the Option or the Option Shares (including any voting rights or rights with respect to dividends) unless and until and only to the extent the Option is exercised and is settled by the issuance of Option Shares.  Neither the Option nor the rights relating thereto may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant except upon the Participant’s death to a beneficiary designated in writing by the Participant in accordance with procedures established by the Administrator, or if none, to the person to whom the Option passes by will or the laws of descent and distribution.  The Option is exercisable during the Participant’s lifetime only by him or her.  In the event that the Option is exercised by a person other than the Participant in the event of the Participant’s death or disability, the Company will be under no obligation to deliver Option Shares hereunder unless and until it is satisfied as to the authority of such person to exercise the Option.

4.     Restrictions on Transfer during Holding Period; Minimum Ownership Guidelines.

4.1     If, as of the Grant Date, the Participant does not meet the then-current minimum Stock ownership guidelines of the Company maintained for its non-employee directors, as determined by the Administrator, any net shares of Stock issued or delivered to the Participant under this Award may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant until the earlier of (a) two years following the Grant Date, or (b) such time as the Participant satisfies the then-current minimum Stock ownership guidelines.

4.2     Notwithstanding the foregoing, the restrictions and holding requirements set forth in Section 4.1 will terminate upon the Participant’s death or other termination of service to the Company.

5.     Termination of Service.

(a)    Upon Participant’s Death.  If the Participant’s service to the Company terminates as a result of the Participant’s death, the Option, to the extent outstanding immediately prior to death, will continue to be exercisable until the earlier of (i) the date that is one year following the Participant’s death, or (ii) the Expiration Date, and will then immediately terminate to the extent not exercised.

(b)    Other than for Death.  If the Participant’s service for the Company terminates for any reason other than the Participant’s death, the Option, to the extent outstanding immediately prior to such termination of service, will continue to be exercisable until the earlier of (i) the date that is four years following such termination date, or (ii) the Expiration Date, and will then immediately terminate to the extent not exercised.

6.     Manner of Exercise.

6.1     Election to Exercise.  To exercise the Option, the Participant (or in the case of exercise after the Participant’s death or disability, the Participant’s beneficiary, administrator, heir or legatee, as the case may be) must deliver to the Company a notice of intent to exercise in the manner designated by the Administrator.

6.2     Payment of Exercise Price.  The entire Exercise Price of the portion of the Option being exercised will be payable in full at the time of exercise in the manner or manners provided below, to the extent permitted by applicable statutes and regulations:

(a)    in cash or by certified or bank check at the time the Option is exercised;

(b)    by delivery to the Company of other shares of Stock, duly endorsed for transfer to the Company, with a fair market value on the date of delivery equal to the Exercise Price due for the number of Option Shares being acquired, or by means of attestation whereby the Participant identifies for delivery specific shares that have a fair market value on the date of attestation equal to the Exercise Price due for the number of Option Shares being acquired and receives a number of Option Shares equal to the difference between the number of Option Shares thereby purchased and the number of identified attestation shares;

(c)     through a “cashless exercise program” established with a broker acceptable to the Administrator;

(d)    by any combination of the foregoing methods; or

(e)     in any other form of legal consideration that may be acceptable to the Administrator.

7.     Settlement.  Subject to Sections 4 and 8 hereof, provided that the exercise notice and payment are in form and substance satisfactory to the Company, the Company will issue shares of Stock registered in the name of the Participant or the Participant’s authorized beneficiary (or estate, as applicable, in the event of the Participant’s death), and will deliver certificates representing the shares with the appropriate legends affixed thereto.

8.     Withholding; Tax Liability.

8.1     The Participant will be responsible for satisfying and paying all taxes arising or due in connection with the Option and/or the delivery of Option Shares.  The Company will have no liability or obligation related to the foregoing.

8.2     The Award is intended to be exempt from Section 409A, and will be construed and interpreted in a manner that is consistent with the foregoing intent.  Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement either are exempt from or comply with Section 409A, and in no event will the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with Section 409A.

9.     Compliance with Law.  The exercise of the Option and the issuance and transfer of shares of Stock will be subject to compliance by the Company and the Participant with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Stock may be listed.  No shares of Stock will be issued or transferred unless and until any then applicable requirements of state and federal law and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel.

10.  Electronic Delivery.  The Company may, in its sole discretion, deliver by electronic means any documents related to current or future participation in the Plan.  The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

11.  Recovery of Compensation.  The Option, any shares issued or delivered hereunder and any gains realized or other amounts in respect of the Option will be subject to recoupment by the Company to the extent required to comply with applicable law or regulation or the rules of the stock exchange on which the Company’s Stock is traded.

12.  Notices.  Any notice required to be delivered to the Company under this Agreement will be in writing and addressed to the Secretary of the Company at the Company’s principal corporate offices.  Any notice required to be delivered to the Participant under this Agreement will be in writing and addressed to the Participant at the Participant’s address as shown in the records of the Company.  Either party may designate another address in writing (or by such other method approved by the Company) from time to time.

13.  Governing Law.  This Agreement will be construed and interpreted in accordance with the laws of the State of Vermont without regard to conflict of law principles.

14.  Interpretation.  Any dispute regarding the interpretation of this Agreement will be submitted by the Participant or the Company to the Administrator for review.  The resolution of such dispute by the Administrator will be final and binding on the Participant and the Company.

15.  Successors and Assigns.  The Company may assign any of its rights under this Agreement.  This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Participant and the Participant’s beneficiaries, executors or administrators.

16.  Severability.  The invalidity or unenforceability of any provision of the Plan or this Agreement will not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement will be severable and enforceable to the extent permitted by law.

17.  Limitation on Rights; No Right to Future grants; Extraordinary Item.  By entering into this Agreement and accepting the Award, the Participant acknowledges that: (a) the Plan is discretionary and may be modified, suspended or terminated by the Company at any time as provided in the Plan; (b) the grant of this Award is a discretionary one-time benefit and does not create any contractual or other right to receive future grants of awards or benefits in lieu of awards; (c) all determinations with respect to any such future grants, including, but not limited to, the times when awards will be granted, the number of shares subject to each award, the award price, if any, and the time or times when each award will be settled, will be at the sole discretion of the Company; (d) the Participant’s participation in the Plan is voluntary; (e) the value of this Award is an extraordinary item which is outside the scope of the Participant’s employment contract, if any; (f) this Award is not part of normal or expected compensation for any purpose, including without limitation for calculating any benefits, severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, welfare, insurance, pension or retirement benefits or similar payments; (g) the future value of the Option Shares subject to this Award is unknown and cannot be predicted with certainty; (h) neither the Plan, this Award nor the issuance of the Option Shares will (1) confer upon the Participant any right to continue in the employ of (or any other relationship with) the Company or any subsidiary of the Company, (2) if the Participant is an “at will” employee, alter in any way the Participant’s “at will” employment, or (3) limit in any respect the right of the Company or any subsidiary to terminate the Participant’s Employment or other relationship with the Company or any subsidiary, as the case may be, at any time, and (i) in the event that the Participant is not a direct employee of the Company, the grant of this Award will not be interpreted to form an employment relationship with the Company; and furthermore, the grant of this Award will not be interpreted to form an employment contract with the Participant’s employer, the Company or any subsidiary.

18.  Amendment.  The Administrator has the right to amend, alter, suspend, discontinue or cancel the Option, prospectively or retroactively; provided, that, no such amendment will adversely affect the Participant’s material rights under this Agreement without the Participant’s consent.

19.  Counterparts.  This Agreement may be executed in counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.  Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

20.  Acceptance.  The Participant hereby acknowledges receipt of a copy of the Plan and this Agreement.  The Participant has read and understands the terms and provisions thereof, and accepts the Option subject to all of the terms and conditions of the Plan and this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth below.

GREEN MOUNTAIN COFFEE ROASTERS, INC.

By:
David E. Moran
Chair of the Compensation and
Organizational Development
Committee

Date:

[PARTICIPANT]

By:
Name:

Date: